Exhibit 99.2



Investor Relations: Hawk Associates
Frank N. Hawkins, Jr. or Julie W. Marshall
(305) 451-1888

                             Union Dental Completes
                                 Major Financing

Coral Springs, FL, August 22, 2005 -- Union Dental Holdings,  Inc. (OTC Bulletin
Board: UDHI), a dental network for unions, announced today that the company has completed a major financing with Dutchess Private Equities Fund, II, LP in the form of a $600,000 five-year convertible debenture bearing 10% interest and a $5 million equity line of credit.

Dutchess Private Equities Fund, II, LP is a Boston-based investment fund. Complete terms of the financing will be released in Union Dental's 8-K filing.

George D. Green, president and CEO of Union Dental, said, "This financing is a critical milestone in our company's history. It sends a clear and positive message to our dental network, CWA local unions and strategic partners that we have the resources to continue moving forward with our aggressive business plan. We intend to build a national network of dentists to service the dental needs of the members of local chapters of the Communications Workers of America all across the country. We believe the major benefits for union members offered by our service will substantially strengthen the union with its members and make it more effective going forward."

ABOUT DUTCHESS
Dutchess Private Equities Fund, II, LP is a fund engaged in assisting growth companies in all facets of their long-term strategy by providing capital and progressive business solutions. The fund manages a portfolio of private investments in public equities (PIPEs). Dutchess has worked with companies in the industries of healthcare, biotechnology, Internet, technology, media, communications, oil and gas, textile, defense, precious metals and alternative energy. With offices in Boston and New York, Dutchess has assisted in facilitating the growth of companies located throughout North America and Europe. For more information, visit http://www.dutchessadvisors.com.

ABOUT UNION DENTAL
Union Dental provides a unique way for unions to provide dental care to their members. The company is currently serving the Communications Workers of America
(CWA) and International  Brotherhood of Electrical Workers (IBEW).  Union Dental



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receives annual  management fees from the dentists in exchange for practicing in areas of exclusivity where CWA and IBEW members use the dentists' services. The company also has contracts with CWA & IBEW local unions to provide a dental network using the members' existing insurance policies. Dentists in the dental network provide services for union members, as well as existing patients in exchange, for an annual management fee. The network of dentists accepts payment from union insurance plans for services rendered as payment in full with certain procedures requiring a small out-of-pocket co-payment from the union member patient. Union Dental also owns and operates a 17-year old profitable dental practice. For more information, visit http://www.uniondental.com.

An online investor relations kit containing Union Dental's press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com.

Safe-Harbor Statement:
     Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans;
(ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.







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